EXHIBIT 5.1

                    STORAGE TECHNOLOGY CORPORATION LETTERHEAD

                                  July 13, 2001


Storage Technology Corporation
One StorageTek Drive
Louisville, Colorado 80028-4309

                     Re: Registration Statement on Form S-8

Ladies and Gentlemen:

         I have acted as counsel to Storage Technology Corporation, a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission on or about July 13, 2001 in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of an aggregate of an additional 3,000,000 shares of the Company's Common Stock, $0.10 par value (the "Shares"), reserved for issuance in connection with the Storage Technology Corporation 1987 Amended and Restated Employee Stock Purchase Plan, as amended (the "Plan").

         I have examined and relied upon originals or copies of such corporate records of the Company, communications or certifications of public officials, certificates of officers, directors and representatives of the Company and other documents as I have deemed relevant and necessary for the purposes of rendering this opinion. In making such examination, I have assumed the genuineness of all signatures, the authenticity of all documents tendered to me as originals and the conformity to original documents of all documents submitted to me as copies.

         On the basis of the foregoing examination and assumptions, and in reliance thereon, it is my opinion that, when sold in the manner contemplated by the Registration Statement, the prospectus related thereto, and the Plan, the Shares will be legally and validly issued, fully paid and nonassessable.

         I consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of my name wherever appearing in the Registration Statement, the Prospectus, and any subsequent amendment thereto.


                                Very truly yours,
                                /s/ Donald H. Kronenberg

                                Donald H. Kronenberg,
                                Senior Counsel




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